Exhibit 99.1

NEWS RELEASE

AbCellera Reports Q2 2021 Business Results

08/12/2021

●	Total revenue of $28 million, up from $11 million in Q2 2020
●	Total programs under contract of 138, up 82% from Q2 2020
●	Net loss of ($0.01) per share (basic and diluted) compared to net earnings of $0.03 per share (basic and diluted) in Q2 2020

VANCOUVER, British Columbia, August 12, 2021 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the second quarter of 2021. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“This quarter we delivered strong growth across key performance indicators related to our partnership business, including new programs under contract, program starts, and new molecules in the clinic,” said Carl Hansen, Ph.D., CEO of AbCellera. “We continue to drive value in our partnership business by building a diversified portfolio of potential future royalty streams across a broad range of indications and antibody modalities. We are also extending this model to create opportunities to deepen our position with assets that can provide economics similar to an internal pipeline while staying focused on preclinical discovery and development.”

Q2 2021 Business Summary

●	Earned $27.6 million in total revenue, including $22.2 million in milestones and royalties.
●	Incurred net loss of $2.3 million, compared to generating net earnings of $6.7 million in Q2 2020.
●	Added 19 programs under contract with four new partners, resulting in a cumulative total of 138 programs under contract with 33 different partners.
●	Started discovery on six programs, bringing the cumulative number of program starts to 60.

●	Confirmed three new molecules advanced into the clinic, bringing the cumulative total to four.

●

U.S. shipments of the AbCellera-discovered and Eli Lilly-developed bamlanivimab, administered together with etesevimab for COVID-19, were halted in June 2021 because of the prevalence of resistant variants at the time (Beta and Gamma). Preclinical data demonstrate that bamlanivimab and etesevimab administered together retain neutralization activity against variants currently in circulation in many countries, including the Delta variant which is now the most prevalent variant in the U.S.

●

A second AbCellera-discovered therapeutic antibody for COVID-19, bebtelovimab
(LY-CoV1404), which has been shown in preclinical studies to be highly potent and effective against variants of concern, including the Delta variant, was advanced into Phase 2 clinical testing by Eli Lilly.

●	Expanded leadership team with the appointment of Neil Berkley as Chief Business Officer.

Key Business Metrics

Metric	June 30, 2020	June 30, 2021	Change %
Number of discovery partners	25	33	32%
Programs under contract, cumulative	76	138	82%
Program starts, cumulative	48	60	25%
Molecules in the clinic	1	4	300%

AbCellera added 19 discovery programs in Q2 to reach a cumulative total of 138 discovery programs as of June 30, 2021 (up 82% from 76 on June 30, 2020), that are either completed, in progress, or under contract with 33 different partners (up from 25 on June 30, 2020). AbCellera started discovery on an additional six programs in Q2 to reach a cumulative total of 60 program starts (up from 48 on June 30, 2020). Our partners advanced three additional molecules into the clinic in Q2 2021, bringing the cumulative total to four.

Discussion of Q2 2021 Financial Results

	Three months ended June 30,		Change		Six months ended June 30,		Change
	2020	2021	Amount	%	2020	2021	Amount	%
	(in thousands, except percentages)				(in thousands, except percentages)
Revenue
Research fees	$8,228	$5,215	$(3,013)	-37%	$12,885	$9,201	$(3,684)	-29%
Licensing revenue	-	263	263	N/A	-	20,522	20,522	N/A
Milestone payments	3,000	1,000	(2,000)	-67%	3,000	8,000	5,000	167%
Royalty revenue	-	21,165	21,165	N/A	-	192,661	192,661	N/A
Total revenue	$11,228	$27,643	$16,415	146%	$15,885	$230,384	$214,499	1350%
●

Revenue – Total revenue was $27.6 million, up from $11.2 million in Q2 2020. Sales of bamlanivimab generated earned royalties of $21.2 million. Milestone payments totalled $1.0 million and licensing revenue contributed $0.3 million. The partnership business produced research fees of $5.2 million, compared to $8.2 million in Q2 2020, which is attributable to the reduction in work associated with COVID-19 antibody discovery.

●	Royalty Fees – Royalty fees payable to the National Institutes of Health on bamlanivimab were $3.6 million.
●	Research & Development (R&D) Expenses – R&D expenses were $15.0 million, compared to $9.1 million in Q2 2020, reflecting continuing strong investments in the capacity and capabilities of AbCellera’s discovery and development platform.
●	Sales & Marketing (S&M) Expenses – S&M expenses were $1.3 million, compared to $0.5 million in Q2 2020.
●

General & Administrative (G&A) Expenses – G&A expenses were $11.2 million, compared to $1.5 million in Q2 2020, with the increase driven primarily by investments to support the growth of the company, non-cash stock-based compensation in line with publicly listed companies, and protecting our intellectual property.

●	Net Loss – Net loss was $2.3 million, or ($0.01) per share on both a basic and diluted basis compared to net earnings of $6.7 million, or $0.03 per share on a basic and diluted basis in Q2 2020.
●	Liquidity – $792.6 million of cash and cash equivalents and $64.9 million in accounts receivable and accrued accounts receivable.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. To learn more, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

Going forward, AbCellera intends to report on the molecules in the clinic metric in place of the previously reported programs in the clinic metric. The change is required to reflect two new dynamics which we believe are important to our business:

●	One program can yield multiple molecules, e.g. the single COVID-19 antibody discovery program with Eli Lilly has produced both bamlanivimab and bebtelovimab.
●

As part of an acquisition, AbCellera may come to own stakes in molecules for which the company is also entitled to milestone payments and royalties although the discovery was not performed as an AbCellera program, as is the case for several Trianni humanized rodent license agreements.

As part of the change, we have raised the threshold for reaching the clinic from IND application (or equivalent) to IND approval. We believe this more stringent definition better reflects the common understanding for achieving clinical status. The approval date is also more likely to be known than the application date. We believe this change will make our disclosures more consistent between molecules. The change produces no difference to historical business results. Until the second quarter of 2021, the previous metric of programs in the clinic was identical to the new metric of molecules in the clinic, with the COVID-19 antibody program and bamlanivimab having been the first and only program and molecule to have reached the clinic under either definition. AbCellera also intends to disclose additional details about each molecule to the extent made public or permitted by its partners. We believe that the updated metric together with the additional list of molecules will give investors a better understanding of AbCellera’s downstream portfolio and bring AbCellera’s reporting in line with other public companies with economic stakes in therapeutic molecules.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774

Business Development: Neil Berkley; bd@abcellera.com, +1(604) 559-9005

Investor Relations: Melanie Solomon; mailto:ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statements of Income (Loss) and
Comprehensive Income (Loss)

(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Revenue:
Research fees	$8,228	$5,215	$12,885	$9,201
Licensing revenue	-	263	-	20,522
Milestone payments	3,000	1,000	3,000	8,000
Royalty revenue	-	21,165	-	192,661
Total revenue	11,228	27,643	15,885	230,384
Operating expenses:
Royalty fees	-	3,610	-	23,622
Research and development(1)	9,144	15,046	13,262	27,403
Sales and marketing(1)	547	1,295	984	3,869
General and administrative(1)	1,498	11,203	3,148	17,688
Depreciation and amortization	893	3,522	1,467	6,827
Total operating expenses	12,082	34,676	18,861	79,409
Income (loss) from operations	(854)	(7,033)	(2,976)	150,975
Other (income) expense
Other (income) expense	293	(314)	1,294	(645)
Grants and incentives	(7,850)	(4,646)	(8,880)	(7,794)
Total other income	(7,557)	(4,960)	(7,586)	(8,439)
Net earnings (loss) before income tax	6,703	(2,073)	4,610	159,414
Provision for income tax	-	250	-	44,516
Net earnings (loss)	$6,703	$(2,323)	$4,610	$114,898
Foreign currency translation adjustment	-	2,152	-	2,152
Comprehensive income (loss)	$6,703	$(171)	$4,610	$117,050

Net earnings (loss) per share attributable to common shareholders
Basic	$0.03	$(0.01)	$0.02	$0.42
Diluted	$0.03	$(0.01)	$0.02	$0.36
Weighted-average common shares outstanding
Basic	152,326,424	272,196,107	152,091,589	270,953,541
Diluted	260,810,864	272,196,107	226,039,616	321,555,443

(1)	Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(All figures in U.S. dollars. Amounts are expressed in thousands except share data)

(Unaudited)

	December 31, 2020	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$594,116	$792,571
Accounts receivable	903	2,799
Accrued accounts receivable	212,336	62,085
Other current assets	5,970	6,547
Total current assets	813,325	864,002
Long term assets:
Property and equipment, net	17,923	87,479
Intangible assets	115,153	110,223
Goodwill	31,500	31,500
Investments in and loans to equity accounted investees	19,247	42,705
Other long-term assets	8,388	15,947
Total long-term assets	192,211	287,854
Total assets	$1,005,536	$1,151,856
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$20,195	$18,276
Current portion of contingent consideration payable	13,411	11,572
Income taxes payable	36,152	5,822
Accrued royalties payable	27,143	23,520
Deferred revenue	6,589	10,568
Total current liabilities	103,490	69,758
Long-term liabilities:
Operating lease liability	3,715	31,020
Deferred revenue and grant funding	25,894	46,618
Contingent consideration payable	9,148	9,614
Deferred tax liability	26,161	25,510
Other long-term liabilities	6,620	1,657
Total long-term liabilities	71,538	114,419
Total liabilities	175,028	184,177
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2020 and June 30, 2021: 269,497,768 and 276,982,678 shares issued and outstanding at December 31, 2020 and June 30, 2021 respectively	710,387	714,758
Additional paid-in capital	5,919	21,669
Accumulated other comprehensive income	-	2,152
Accumulated earnings	114,202	229,100
Total shareholders' equity	830,508	967,679
Total liabilities and shareholders' equity	$1,005,536	$1,151,856

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

(Unaudited)

	Six months ended June 30,
	2020	2021
Cash flows from operating activities:
Net income	$4,610	$114,898
Cash flows from operating activities:
Depreciation of property and equipment	1,467	1,897
Amortization of intangible assets	-	4,930
Amortization of operating lease right-of-use-assets	259	1,354
Stock-based compensation	1,843	13,900
Deferred tax expense	-	756
Other	(245)	(419)
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(9,220)	(28,339)
Accrued royalties receivable	-	172,768
Income taxes payable	-	(30,330)
Accounts payable and accrued liabilities	1,510	(3,640)
Deferred revenue	24,435	4,848
Accrued royalties payable	-	(3,623)
Operating lease liabilities	372	(364)
Deferred grant income	2,044	22,349
Other assets	(1,862)	(3,757)
Net cash provided by operating activities	25,213	267,228
Cash flows from investing activities:
Purchases of property and equipment	(4,286)	(40,448)
Purchase of intangible assets	(5,000)	-
Repayment of loan to related parties	1,573	-
Receipt of grant funding	-	4,520
Long-term investments	-	(5,034)
Investment in and loans to equity accounted investees	-	(20,510)
Net cash used in investing activities	(7,713)	(61,472)
Cash flows from financing activities:
Repayment of long-term debt	(1,971)	(1,823)
Payment of contingent consideration	-	(2,550)
Proceeds from long-term debt	15,509	872
Payment of liability for in-licensing agreement	-	(5,000)
Short-term borrowings	(387)	-
Issuance of common shares pursuant to exercise of stock options	251	1,883
Proceeds from issuance of preferred shares - series A2 financing	74,682	-
Net cash provided by (used in) financing activities	88,084	(6,618)
Effect of exchange rate changes on cash and cash equivalents	-	(683)
Increase in cash and cash equivalents	105,584	198,455
Cash and cash equivalents, beginning of period	7,553	594,116
Cash and cash equivalents, end of period	$113,137	$792,571